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                                                               EXHIBIT 13.20.2
                                        BYLAWS

                                         OF

                              PCI ACQUISITION CO., INC.



                                      ARTICLE 1

                                       Offices

     Section 1.1 REGISTERED OFFICE. The location of the registered office and the name of the registered agent of the Corporation in the State of Kansas shall be as stated in the Articles of Incorporation or as shall be determined from time to time by resolution of the Board of Directors and on file in the appropriate offices of the State of Kansas pursuant to applicable provisions of law.

     Section 1.2 OTHER OFFICES. The Corporation may also have offices at such other places both within and without the State of Kansas as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                      ARTICLE 2

                              Meetings of Stockholders

     Section 2.1 ANNUAL MEETINGS. Annual meetings of stockholders shall be held on a date set by the Board of Directors in each year for the purpose of electing directors and transacting such other proper business as may come before the meeting.

     Section 2.2 SPECIAL MEETINGS. Special meetings shall by held solely for the purpose or purposes specified in the notice of meeting.

     Section 2.3    TIME AND PLACE OF MEETINGS.  Subject to the provisions of
Section 2.1 each meeting of stockholders shall be held on such date, at such hour and at such place, either within or without the State of Kansas, as shall be fixed by the Board of Directors or in the notice of the meeting or, in the case of an adjourned meeting, as announced at the meeting at which the adjournment is taken.

     Section 2.4 NOTICE OF MEETINGS. A written notice of each meeting of stockholders, stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given either personally or by mail to each stockholder entitled to vote at the meeting. Unless otherwise provided by statute, the notice shall

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be given not less than ten nor more than sixty days before the date of the meeting and, if mailed, shall be deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation. No notice need be given to any person with whom communication is unlawful, nor shall there be any duty to apply for any permit or license to give notice to any such person. If the time and place of an adjourned meeting of stockholders are announced at the meeting at which the adjournment is taken, no notice need be given of the adjourned meeting unless that adjournment is for more than thirty days or unless, after the adjournment, a new record date is fixed for the adjourned meeting.

     Section 2.5 WAIVER OF NOTICE. Anything herein to the contrary notwithstanding, notice of any meeting of stockholders need not be given to any stockholder who in person or by proxy shall have waived in writing notice of the meeting, either before or after such meeting, or who shall attend the meeting in person or by proxy, unless he attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

     Section 2.6 QUORUM AND MANNER OF ACTING. Subject to the provisions of these bylaws, the articles of incorporation and statutes as to the vote that is required for a specified action, the presence in person or by proxy of the holders of 50% of the outstanding shares of the Corporation entitled to vote at any meeting of stockholders, plus one share, shall constitute a quorum for the transaction of business, and the vote in person or by proxy of the holders of a majority of the shares constituting such quorum shall be binding on all stockholders of the Corporation. A majority of the shares present in person or by proxy and entitled to vote may, regardless of whether or not they constitute a quorum, adjourn the meeting to another time and place. Any business which might have been transacted at the original meeting may be transacted at any adjourned meeting at which a quorum is present.

     Section 2.7 VOTING. Stockholders shall be entitled to cumulative voting at all elections of directors to the extent provided in or pursuant to the articles of incorporation. Stockholders may vote by proxy but no proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

     Section 2.8    INSPECTION OF ELECTION.

     (a) The Board of Directors shall appoint an inspector of election to act at each meeting of stockholders and any adjournment thereof. If an inspector of election is not so appointed, or the person appointed as inspector fails or refuses to act, the chairman of the meeting shall appoint an inspector of election.

     (b) The inspector of election shall determine the outstanding stock of the Corporation and the voting power of each class and series, the stock represented at the meeting and the existence of a quorum, shall receive votes or ballots, shall count and tabulate all votes and shall determine the result; and in connection therewith, the inspector shall determine the authority,

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validity and effect of proxies, hear and determine all challenges and questions, and do such other acts as may be proper to conduct the election or vote with fairness to all stockholders.

     (c) The inspector of election shall make a report in writing of any challenge or question or other matter determined by him and shall execute a certificate of any fact found in connection therewith. Any such report or certificate shall be filed with the record of the meeting.

     Section 2.9 LIST OF STOCKHOLDERS. A complete list of the stockholders entitled to vote at each meeting of stockholders, arranged in alphabetical order, and showing the address and number of shares registered in the name of each stockholder, shall be prepared and made available for examination during regular business hours by any stockholder for any purpose germane to the meeting. The list shall be available for such examination at the place where the meeting is to be held for a period of not less than ten days prior to the meeting and during the whole time of the meeting.

     Section 2.10 ACTION WITHOUT A MEETING. Any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

                                      ARTICLE 3

                                 Board of Directors

     Section 3.1 NUMBER. The number of directors shall be no less than one and no more than five, and shall be set by the Board of Directors by adoption of a resolution with respect thereto.

     Section 3.2 ORGANIZATION MEETINGS. As promptly as practicable after each annual meeting of stockholders, an organization meeting of the Board of Directors shall be held for the purpose of organization and the transaction of other business.

     Section 3.3 REGULAR MEETINGS. Regular meetings of the Board of Directors may be held at such place and time as may be designated by the Board.

     Section 3.4 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman, the President, any three directors, or, if less than three, the remaining directors.

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     Section 3.5    BUSINESS OF MEETINGS.  Except as otherwise expressly
provided in these bylaws, any and all business may be transacted at any meeting of the Board of Directors; PROVIDED, that if so stated in the notice of meeting, the business transacted at a special meeting shall be limited to the purpose or purposes specified in the notice.

     Section 3.6    TIME AND PLACE OF MEETINGS.  Subject to the provisions of
Section 3.4 each meeting of the Board of Directors shall be held on such date, at such hour and in such place as fixed by the Board or in the notice or waivers of notice of the meeting or, in the case of an adjourned meeting, as announced at the meeting at which the adjournment is taken.

     Section 3.7 NOTICE OF MEETINGS. No notice need be given of any organization or regular meeting of the Board of Directors for which the date, hour and place have been fixed by the Board. Notice of the date, hour and place of all other organization and regular meetings, and of all special meetings, shall be given to each director personally, by telephone or telegraph or by mail. If by mail, the notice shall be deposited in the United States mail, postage prepaid, directed to the director at his residence or usual place of business as the same appear on the books of the Corporation not later than five days before the meeting. If given by telegraph, the notice shall be directed to the director at his residence or usual place of business as the same appear on the books of the Corporation not later than at any time during the day before the meeting. If given personally or by telephone, the notice shall be given not later than the day before the meeting.

     Section 3.8 WAIVER OF NOTICE. Anything herein to the contrary notwithstanding, notice of any meeting of the Board of Directors need not be given to any director who shall have waived in writing notice of the meeting, either before or after the meeting, or who shall attend such meeting, unless he attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

     Section 3.9 ATTENDANCE BY TELEPHONE. Directors may participate in meetings of the Board of Directors by means of conference telephone or similar communications equipment by means of which all directors participating in the meeting can hear one another, and such participation shall constitute presence in person in the meeting.

     Section 3.10 QUORUM AND MANNER OF ACTING. A majority of the total number of directors at the time provided for pursuant to Section 3.1 shall constitute a quorum for the transaction of business at any meeting of the Board of Directors and, except as otherwise provided in these bylaws, in the articles of incorporation or by statute, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board. A majority of the directors present at any meeting, regardless of whether or not they constitute a quorum, may adjourn the meeting to another time or place. Any business which might have been transacted at the original meeting may be transacted at any adjourned meeting at which a quorum is present.

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     Section 3.11   ACTION WITHOUT A MEETING.  Any action which could be taken at a meeting of the Board of Directors may be taken without a meeting if all of the directors consent to the action in writing and the writing or writings are filed with the minutes of the Board.

     Section 3.12 RESIGNATION OF DIRECTORS. Any director may resign at any time upon written notice to the Corporation. The resignation shall become effective at the time specified in the notice and, unless otherwise provided in the notice, acceptance of the resignation shall not be necessary to make it effective.

     Section 3.13 VACANCIES AND REMOVAL. Vacancies in the Board of Directors, except vacancies created by removal of a director by the shareholders, may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until a successor is elected at an annual or a special meeting of the shareholders in accordance with these Bylaws.

     The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors. If the Board of Directors accepts the resignation of a director tendered to take effect at a future time, the Board or the shareholders may elect a successor to take office when the resignation is to become effective.

     No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director's term of office.

     A vacancy or vacancies in the Board of Directors shall be deemed to exist in case of the death, resignation or removal of any director, or if the authorized number of directors is increased, or if the shareholders fail at any annual or special meeting of shareholders at which any director or directors are elected to elect the full authorized number of directors to be voted for at that meeting. The Board may declare vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony.

     All the directors, or any individual director or directors, may be removed from office, without cause, by the vote of the shareholders having a majority of the voting power entitling them to elect directors in place of those to be removed.

                                      ARTICLE 4

                        Committees of the Board of Directors

     Section 4.1 EXECUTIVE COMMITTEE. By resolution adopted by an affirmative vote of the majority of the whole Board of Directors, the Board may appoint an Executive Committee consisting of the chief executive officer of the Corporation, EX OFFICIO, and two or more other directors and, if deemed desirable, one or more directors as alternate members who may replace any absentee or disqualified member at any meeting of the Executive Committee. If so

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appointed, the Executive Committee shall, when the Board is not in session, have all the power and authority of the Board in the management of the business and affairs of the Corporation not reserved to the Board by Section
4.3 including, but not limited to, the power and authority to declare dividends, to authorize the issuance of stock and to adopt a certificate of ownership and merger. The Executive Committee shall keep a record of its acts and proceedings and shall report the same from time to time to the Board of Directors.

     Section 4.2 OTHER COMMITTEES. By resolution adopted by an affirmative vote of the majority of the whole Board of Directors, the Board may from time to time appoint such other committees of the Board, consisting of one or more directors and, if deemed desirable, one or more directors who shall act as alternate members and who may replace any absentee or disqualified member at any meeting of the committee, and may delegate to each such committee any of the powers and authority of the Board in the management of the business and affairs of the Corporation not reserved to the Board pursuant to Section 4.3. Each such committee shall keep a record of its acts and proceedings.

     Section 4.3 POWERS RESERVED TO THE BOARD. No committee of the Board shall take any action to amend the articles of incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board, fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation) or these bylaws, adopt any agreement to merge or consolidate the Corporation, or recommend to the stockholders a sale, lease or exchange of all or substantially all of the property and assets of the Corporation, a dissolution of the Corporation or a revocation of a dissolution of the Corporation; nor shall any committee of the Board take any action which is required in these bylaws, in the articles of incorporation or by statute to be taken by a vote of a specified proportion of the whole Board of Directors.

     Section 4.4 ELECTION OF COMMITTEE MEMBERS; VACANCIES. So far as practicable, members of the committees of the Board and their alternates (if any) shall be appointed at each organization meeting of the Board of Directors and, unless sooner discharged by an affirmative vote of the majority of the whole Board, shall hold office until the next organization meeting of the Board and until their respective successors are appointed. In the absence or disqualification of any member of a committee of the Board, the member or members (including alternates) present at any meeting of the committee and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another director to act at a meeting in place of any absent or disqualified member. Vacancies in committees of the Board created by death, resignation or removal may be filled by an affirmative vote of a majority of the whole Board of Directors.

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     Section 4.5    MEETINGS.  Each committee of the Board may provide for
regular meetings of such committee. Special meetings of each committee may be called by any two members of the committee (or, if there is only one member, by that member in concert with the chief executive officer) or by the chief executive officer of the Corporation. The provisions of Section 3 regarding the business, time and place, notice and waivers of notice of meetings, attendance at meetings and action without a meeting shall apply to each committee of the Board, except that the references in such provisions to the directors and the Board of Directors shall be deemed respectively to be references to the members of the committee and to the committee.

     Section 4.6 QUORUM AND MANNER OF ACTING. A majority of the members of any committee of the Board shall constitute a quorum for the transaction of business at meetings of the committee, and the act of a majority of the members present at any meeting at which a quorum is present shall be the act of the committee. A majority of the members present at any meeting, regardless of whether or not they constitute a quorum, may adjourn the meeting to another time or place. Any business which might have been transacted at the original meeting may be transacted at any adjourned meeting at which a quorum is present.

                                      ARTICLE 5

                                       Officers

     Section 5.1 ELECTION AND APPOINTMENT. The elected officers of the Corporation shall consist of a Chief Executive Officer, one or more Vice Presidents, a Treasurer, a Secretary and such other elected officers as shall from time to time be designated by the Board of Directors. The Board shall designate from among such elected officers a chief executive officer and a chief financial officer of the Corporation, and may from time to time make, or provide for, other designations it deems appropriate. The Board may also appoint, or provide for the appointment of, such other officers and agents as may from time to time appear necessary or advisable in the conduct of the affairs of the Corporation. Any number of offices may be held by the same person, except no person may at the same time be both the Chief Executive Officer and the chief financial officer.

     Section 5.2 DUTIES OF CHIEF EXECUTIVE OFFICER. The chief executive officer of the Corporation shall preside at all meetings of stockholders and (unless the Board of Directors elects a separate Chairman) at all meetings of the Board of Directors and the Executive Committee and, except to the extent otherwise provided in these bylaws or by the Board, shall have general authority to execute any and all documents in the name of the Corporation and general and active supervision and control of all of the business and affairs of the Corporation. In the absence of the chief executive officer, his duties shall be performed and his powers may be exercised by the chief financial officer or by such other officer as shall be designated either by the chief executive officer in writing or (failing such designation) by the Executive Committee or Board of Directors.

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     Section 5.3    DUTIES OF OTHER OFFICERS.  The other officers of the
Corporation shall have such powers and duties not inconsistent with these bylaws as may from time to time be conferred upon them in or pursuant to resolutions of the Board of Directors, and shall have such additional powers and duties not inconsistent with such resolutions as may from time to time be assigned to them by any competent superior officer. The Board shall assign to one or more of the officers of the Corporation the duty to record the proceedings of the meetings of the stockholders and the Board of Directors in a book to be kept for that purpose.

     Section 5.4 TERM OF OFFICE AND VACANCY. So far as practicable, the elected officers shall be elected at each organization meeting of the Board, and shall hold office until the next organization meeting of the Board and until their respective successors are elected and qualified. If a vacancy shall occur in any elected office, the Board of Directors may elect a successor for the remainder of the term. Appointed officers shall hold office at the pleasure of the Board. Any officer may resign by written notice to the Corporation.

     Section 5.5 REMOVAL OF ELECTED OFFICERS. Elected officers may be removed at any time, either for or without cause, by the affirmative vote of a majority of the whole Board of Directors at a meeting called for that purpose.

     Section 5.6 COMPENSATION OF ELECTED OFFICERS. The compensation of all elected officers of the Corporation shall be fixed from time to time by the Board of Directors.

                                      ARTICLE 6

                            Shares and Transfer of Shares

     Section 6.1 CERTIFICATES. Every stockholder shall be entitled to a certificate signed by the Chairman or Vice Chairman of the Board of Directors, or the Chief Executive Officer or the President, and by the Chief Financial Officer or the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the class and number of shares owned by him in the Corporation; PROVIDED that, any and all signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or it were such officer, transfer agent or registrar at the date of issue.

     Section 6.2 TRANSFER AGENTS AND REGISTRARS. The Board of Directors may, in its discretion, appoint one or more responsible banks or trust companies in the City of New York or in such other city or cities (if any) as the Board may deem advisable, from time to time, to act as transfer agents and registrars of shares of the Corporation; and, when such appointments shall have been made, no certificate for shares of the Corporation shall be valid until countersigned by one of such transfer agents and registered by one of such registrars.

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     Section 6.3    TRANSFERS OF SHARES.  Shares of the Corporation may be
transferred by delivery of the certificates therefor, accompanied either by an assignment in writing on the back of the certificates or by written power of attorney to sell, assign and transfer the same, signed by the record holder thereof; but no transfer shall affect the right of the Corporation to pay any dividend upon the shares to the holder of record thereof, or to treat the holder of record as the holder in fact thereof for all purposes, and no transfer shall be valid, except between the parties thereto, until such transfer shall have been made upon the books of the Corporation.

     Section 6.4 LOST CERTIFICATES. In case any certificate for shares of the Corporation shall be lost, stolen or destroyed, the Board of Directors, in its discretion, or any transfer agent thereunto duly authorized by the Board, may authorize the issue of a substitute certificate in place of the certificate so lost, stolen or destroyed, and may cause such substitute certificate to be countersigned by the appropriate transfer agent (if any) and registered by the appropriate registrar (if any); PROVIDED that, in each such case, the applicant for a substitute certificate shall furnish to the Corporation and to such of its transfer agents and registrars as may require the same, evidence to their satisfaction, in their discretion, of the loss, theft or destruction of such certificate and of the ownership thereof, and also such security or indemnity as may by them be required.

     Section 6.5 RECORD DATES. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, or to express consent to action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date which shall be not more than sixty nor less than ten days before the date of any meeting of stockholders, and not more than sixty days prior to any other action. In such case, those stockholders, and only those stockholders, who are stockholders of record on the date fixed by the Board of Directors shall, notwithstanding any subsequent transfer of shares on the books of the Corporation, be entitled to notice of and to vote at such meeting of stockholders, or any adjournment thereof, or to express consent to such corporate action in writing without a meeting, or entitled to receive payment of such dividend or other distribution or allotment of rights, or entitled to exercise rights in respect of any such change, conversion or exchange of shares or to participate in any such other lawful action.

                                   ARTICLE 7

                                  Miscellaneous

     Section 7.1 FISCAL YEAR. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

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     Section 7.2    SIGNATURE ON NEGOTIABLE INSTRUMENTS. All bills, notes,
checks or other instruments for the payment of money shall be signed or countersigned in such manner as from time to time may be prescribed by resolution of the Board of Directors.

     Section 7.3 INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES, AGENTS AND FIDUCIARIES; INSURANCE.

     (a) The Corporation may indemnify, in accordance with and to the full extent permitted by the laws of the State of Kansas, as such laws may be amended from time to time, and shall so indemnify to the full extent permitted by such laws, any person (and the heirs and legal representatives of any such person) made or threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such person is or was a director, officer, employee, agent, or fiduciary of the Corporation or any constituent corporation absorbed in a consolidation or merger, or serves or served as such with another corporation, partnership, joint venture, trust or other enterprise at the request of the Corporation or any such constituent corporation.

     (b) By action of the Board of Directors notwithstanding any interest of the directors in such action, the Corporation may purchase and maintain insurance in such amounts as the Board of Directors deems appropriate on behalf of any person who is or was a director, officer, employee, agent or fiduciary of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation shall have power to indemnify him against such liability under the provisions of this Section.

                                   ARTICLE 8

                                Bylaw Amendments

     Section 8.1 BY THE STOCKHOLDERS. These bylaws may be amended by the stockholders at a meeting called for the purpose in any manner not inconsistent with any provision of law or of the articles of incorporation.

     Section 8.2 BY THE DIRECTORS. These bylaws may be amended by the affirmative vote of a majority of the whole Board of Directors in any manner not inconsistent with any provision of law or of the articles of incorporation.

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